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                                                                       Exhibit K

[LOGO]AST American Stock Transfer
      & Trust Company

59 Maiden Lane * New York, NY 10038 * (212) 936-5100 * www.amstock.com

                                 March 22, 2004


Mr. George Betzios
SSB Citi Fund Management LLC
125 Broad Street, 11/th/ Floor
New York, NY 10004

Dear Mr. Betzios:

         Pursuant to your email, I am pleased to submit to you the following proposal to act as Transfer Agent for your upcoming Offering.

         American Stock Transfer & Trust Company will provide Salomon Brothers Inflation Management Fund, Inc. with complete Registrar and Transfer Agent services for a flat monthly fee of $1,500.00. Please be advised that our fee covers all services that you require including unlimited transfers, reports and mailings to shareholders. The only other charges will be out-of-pocket expenses such as postage and stationary for mailings to all your shareholders. We guarantee this rate for a period of three years.

         What makes AST a standout from other shareholder service providers is that providing stock transfer agent services is our only business. Unlike banks whose stock transfer agent services are a minor part of their business, AST is totally dedicated to providing quality services.

         Our business is a service business, each and every client is treated as if they were our only client. The administration team, headed by a Vice President, provides "one stop shopping" and is always available to take your call. Voicemail is only functional after business hours. We utilize up-to-date technology to deliver our services promptly, efficiently and at a reasonable cost to our clients. Our clients can access their records as if our operation was located in their headquarters. You are able to print out remotely any report that you require. When one of your employees wishes to exercise his/her stock option grant, the information can be entered online into our system. We will issue the shares to your broker electronically and at month's end send you a report listing all stock options exercised during the month.

         We are transfer agent for close to 3,000 public companies and have been named the #1 transfer agent in the country by the prestigious Group Five for the fourth consecutive year. We're happy to enclose their 2003 report. Our clients range in size from 500,000 shareholders to as few as 500 shareholders.

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[LOGO]AST American Stock Transfer
      & Trust Company


Mr. George Betzios
Re:

         All of the following services are included in our flat monthly fee:

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TECHNOLOGY & INTERNET SERVICES
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AST's websites, www.amstock.com and www.voteproxy.com offer shareholders the ability to:

.. Review frequently asked questions, including transfer requirements.
.. Download the necessary forms to change addresses/replace checks/replace lost stock certificates.
.. Submit proxy votes.
.. E-mail inquiries concerning their account.

AST's websites, www.amstock.com and www.voteproxy.com offer client companies the ability to:

.. Obtain shareholder lists in a variety of formats.
.. Issue stock options through the DWAC system via the Internet. Optionees accounts at brokerage houses are credited the same day that the instructions are received. Confirmations are issued the same day upon completion.
.. Obtain reports of daily transactions.

AST's website, www.investpower.com offers shareholders the opportunity to:

.. Purchase shares in a direct purchase plan entirely online. There is no need to download an enrollment form and mail it in, nor must you place a call in order to activate an account.
.. Rates are significantly lower than those of most brokers.
.. The ability to purchase fractional shares allows shareholders to select a dollar amount rather than a specific number of shares.
.. Have dividends automatically applied to purchase new shares.
.. Retrieve account information 24 hours a day, 7 days a week.

AST's Integrated Voice Response System (IVR), permits shareholders to:

.. Obtain information on frequently asked questions, including transfer requirements.
.. Request address changes/replacement of checks/replacement of lost stock certificates/replacement of 1099's.
.. Submit proxy votes.
.. Obtain information concerning their account.

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[LOGO]AST American Stock Transfer
      & Trust Company


Mr. George Betzios
Re: Salomon Brothers Inflation Management Fund, Inc.

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 CERTIFICATES
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.. Issuing and registering all stock certificates.
.. Issuing stock options shares electronically through the DWAC system.
.. Processing legal transfers and transactions requiring special handling. .. Requesting opinion from company's counsel for restricted shares.
.. Mailing certificates to shareholders as a result of transfers.
.. Providing e-mail access for the same day issuance for original issuance. .. Providing daily reports of processed transfers.

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ACCOUNT MAINTENANCE
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.. Maintaining all shareholder accounts.
.. Placing, maintaining and removing stop transfers.
.. Social Security solicitation.
.. Providing a general 800 number for shareholder inquiries.
.. Handling shareholder/broker inquiries, including Internet correspondence. .. Issuance of audit confirmations to company's auditors.

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ANNUAL SHAREHOLDER MEETING
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.. Soliciting proxy votes for routine meetings.
.. Imprinting shareholders' names on proxy cards.
.. Mailing material to shareholders.
.. Enclosing multiple proxy cards to same household in one envelope.
.. Receiving remote electronic transmissions from ADP/IECA.
.. Transmitting daily proxy tabulation reports to the company via facsimile or telephone.
.. Verifying broker bills.

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MONTHLY CASH DISTRIBUTION PAYMENTS
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.. Preparing and mailing checks to shareholders.
.. Inserting all required enclosures.
.. ACH/Direct Deposit services.
.. Issuing replacement checks.
.. Maintaining Postal return items.
.. Reconciling checks.
.. Providing check registers to company.

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[LOGO]AST American Stock Transfer
      & Trust Company


Mr. George Betzios
Re:  Salomon Brothers Inflation Management Fund, Inc.

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DIVIDEND REINVESTMENT PLAN ADMINISTRATION
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.. Opening and maintaining participant accounts.
.. Acknowledging and processing reinvestment, direct debit and optional cash payments.
.. Mailing quarterly dividend reinvestment statements.
.. Corresponding with plan participants.
.. Mailing proceeds to plan participants liquidating or terminating the plan. .. Mailing year-end tax information to plan participants and the IRS.
.. Providing periodic investment reports to the company.

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TAX FORMS
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.. Mailing year-end 1099 forms to shareholders.
.. Furnishing year-end 1099 forms to shareholders.
.. Replacing lost 1099 forms to shareholders.
.. Escheatment reports furnished to various state agencies.

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PROXY DISTRIBUTION AND TALLYING
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.. Tabulating proxies.
.. Internet proxy voting (voteproxy.com). AST can be contacted via the Internet at our website: www.amstock.com and can receive e-mail at info@amstock.com. .. Preparing final Proxy Tabulation Reports.

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LISTS AND MAILINGS
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.. Monitoring and suppressing undeliverable mail until correct address is located.
.. Furnishing unlimited shareholder lists, in any sequence.
.. Providing geographical detail reports of stocks issued/surrendered for a specific period.

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REMOTE ACCESS
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         AST provides its clients with remote access to shareholder records through a secure connection to our website. You can quickly access any type of shareholder data and print out the various reports you need instantly from your offices. Utilizing this feature will make our services appear as if we were located in your own offices.

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[LOGO]AST American Stock Transfer
      & Trust Company


Mr. George Betzios
Re:  Salomon Brothers Inflation Management Fund, Inc.


         The closing fee for this Initial Public Offering will be $3,500.00.

         I will call you shortly to pursue this matter. In the interim, if you have any questions, please do not hesitate to call.

                             Very truly yours,

                             AMERICAN STOCK TRANSFER
                             & TRUST COMPANY

                             /s/ Michael Karfunkel

                             Michael Karfunkel
                             President



Accepted and Agreed:


___________________
Name:
Title:


Date: